Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President of Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – June 11, 2012 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in upcoming investor events. The Company will post an updated investor presentation on the homepage of the Company’s website at www.billbarrettcorp.com for the events below:

Investor Conference and Meetings

Chief Financial Officer Bob Howard will present at the EnerCom London Oil and Gas Conference on Wednesday, June 13, 2012 at 10:15 a.m. London time. The event will be webcast, available from our home page at www.billbarrettcorp.com as well as the EnerCom London Oil and Gas Conference website at www.enercomlogc.com. The presentation for this event will be posted at 5:00 p.m. Mountain time today. Management will also host investor meetings on Tuesday, June 12, 2012.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.